Consent of Independent Registered Public Accounting Firm

LivePerson, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus, constituting a part of this Registration Statement (Form S-3), of our reports dated March 10, 2006, relating to the consolidated financial statements and the effectiveness of LivePerson, Inc.’s & subsidiaries internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York
August 1, 2006